Exhibit 15
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C. 20549
We are aware that our report dated August 10, 2010, included with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, is incorporated by reference in Registration Statement 333-46022. Pursuant to Rule 436(c), under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ BKD, LLP

Kansas City, Missouri
August 10, 2010
1201 Walnut, Suite 1700      Kansas City, MO 64106-2246      816 221-6300      Fax 816-221-6380

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